SECURITIES AND EXCHANGE COMMISSION

                       450 Fifth Street, NW
                     Washington, DC  20549

                            FORM 8-K
                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                Securities Exchange Act of 1934

                        September 3, 1997
                (date of earliest event reported)

                  PNC MORTGAGE SECURITIES CORP.
            as Depositor and Master Servicer under a
                Pooling and Servicing Agreement
                  dated as of September 1, 1997
                  providing for the issuance of

                  $717,371,141 (approximately)

               MORTGAGE PASS-THROUGH CERTIFICATES
                         SERIES 1997-6

             Delaware             33-84896             T/B/D

          (State or other        (Commission          (IRS Employer
          jurisdiction of         File Number)         Identification
          Incorporation)                               Number)

                        75 NORTH FAIRWAY DRIVE
                     VERNON HILLS, ILLINOIS  60061

               (Address of principal executive offices)

         Registrant's telephone number, including area code:

                           (847) 549-6500

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Item 5.   Other Events

              The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Goldman, Sachs
          & Co., Donaldson, Lufkin & Jenrette Securities Corporation and PNC Capital Markets, Inc. (the "Underwriters") at the request of certain prospective investors. Such collateral term sheets, which super-sede all prior collateral term sheets filed with the Securities and Exchange Commission (the "Commission") are preliminary and will be superseded by the description of the collateral in the Prospectus Supplement of PNC Mortgage Securities Corp. relating to its
          Mortgage Pass-Through Certificates, Series 1997-6, and by other information which may be filed with the Commission.

Item 7.   Financial Statements and Exhibits

               The following Exhibit is filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

          P     99.1  Collateral Term Sheets Prepared By the Underwriters in
                      connection with PNC Mortgage Securities Corp. Mortgage
                      Pass-Through Certificates, Series 1997-6.

          Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of PNC Mortgage Securities Corp. relating to its Mortgage Pass-Through Certifi-cates, Series 1997-6.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 3, 1997

                              PNC MORTGAGE SECURITIES
                              CORP.
                              (Registrant)

                              By:  \s\Thomas G. Lehmann
                                   ---------------------
                                   Thomas G. Lehmann
                                   Vice President
                                   (Authorized Officer)